As filed with the Securities and Exchange Commission on July 7, 2020

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM F-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

MMTEC, Inc.

(Exact name of Registrant as Specified in its Charter)

British Virgin Islands	Not applicable
(State or other jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

c/o Gujia (Beijing) Technology Co., Ltd.,

AF, 16/F, Block B, Jiacheng Plaza,

18 Xiaguangli, Chaoyang District, Beijing, 100027

People’s Republic of China

Tel: +86 10 5617 2312

(Address and Telephone Number of Registrant’s Principal Executive Offices)

Authorized U.S. Representative

Corporation Service Company

251 Little Falls Drive

Wilmington, DE 19808

Telephone: (800) 927-9800

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Ralph V. De Martino, Esq.

Alec Orudjev, Esq.

Schiff Hardin LLP

901 K Street, NW, Suite 700, Washington, DC 20001

Tel: 202-724-6848

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company  ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Proposed maximum aggregate offering price(1)(2)(3)	Amount of registration fee(1)(4)
Common Shares, par value $0.001 per share
Warrants
Debt Securities
Units
Total	$25,000,000	$3,245

(1)	The registrant is hereby registering such indeterminate number or amount, as the case may be, of the securities of each identified class as may from time to time be offered at indeterminate prices, with a total aggregate principal amount or initial purchase price not to exceed $25,000,000. Securities registered hereby may be offered for U.S. dollars or the equivalent thereof in foreign currencies. Securities registered hereby may be sold separately or in combination with other securities registered hereby.

(2)	The securities being registered hereby may be convertible into or exchangeable or exercisable for other securities of any identified class. In addition to the securities that may be issued directly under this registration statement, there is being registered hereunder such indeterminate aggregate number or amount, as the case may be, of the securities of each identified class as may from time to time be issued upon the conversion, exchange, settlement or exercise of other securities offered hereby. Separate consideration may or may not be received for securities that are issued upon the conversion or exercise of, or in exchange for, other securities or that are issued in units.

(3)	Estimated solely for the purpose of computing the registration fee pursuant to Rule 457(o) under the Securities Act, and exclusive of accrued interest, distributions and dividends, if any. The proposed maximum offering price will be determined from time to time in connection with the issuance of the securities registered hereunder.

(4)	Calculated pursuant to Rule 457(o) under the Securities Act.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act, or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED July 7, 2020

PROSPECTUS

 MMTEC, Inc.

$25,000,000

Common Shares

Warrants

Debt Securities

Units

We may offer and sell from time to time up to an aggregate of $25,000,000 of common shares (issued separately or upon exercise of warrants), warrants, debt securities, and units of the Company’s securities. The specific terms of any securities offered will be described in supplements to this prospectus. You should read this prospectus and any applicable prospectus supplement carefully before you purchase our securities. This prospectus may not be used to offer securities unless accompanied by a prospectus supplement.

We may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis. The prospectus supplement for each offering of securities will describe in detail the plan of distribution. If underwriters, dealers and agents are used to sell these securities, we will name them and describe their compensation in a prospectus supplement.

Our outstanding shares are listed for trading on the NASDAQ Stock Market, or NASDAQ, under the symbol “MTC”. On June 30, 2020, the closing price of our shares on the NASDAQ Stock Market was $1.35 per share. There is currently no established trading market through which the securities, other than the shares, may be sold and purchasers may not be able to resell the securities purchased under this prospectus. This may affect the pricing of the securities in the secondary market, the transparency and availability of trading prices, the liquidity of the securities and the extent of issuer regulation.

So long as the aggregate market value worldwide of our outstanding common equity held by non-affiliates, or public float, is less than $75 million, the aggregate market value of securities sold by us under this prospectus during the period of 12 calendar months immediately preceding the date of sale may be no more than one-third of our public float. Our public float, as calculated in accordance with General Instruction I.B.5 of Form F-3, was approximately $11.33 million as of June 30, 2020. We have not sold any securities pursuant to General Instruction I.B.5 of Form F-3 during the prior 12 calendar month period that ends on and includes the date of this prospectus.

Investing in our securities involves risks. Prior to purchasing our securities, you should carefully consider the risk factors that will be described in any applicable prospectus supplement and the risk factors described in our filings with the Securities and Exchange Commission, or the SEC, as explained under the heading “Risk Factors” on page 5 of this prospectus.

Neither the SEC, nor any securities commission of any state of the United States or any Canadian securities regulator has approved or disapproved the securities offered hereby or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offence.

The date of this prospectus is        , 2020

i

ABOUT THIS PROSPECTUS

This prospectus is a part of a registration statement that we have filed with the SEC utilizing a “shelf” registration process. Under this shelf registration process, we may sell the securities described in this prospectus in one or more offerings up to a total dollar amount of initial aggregate offering price of US$25,000,000. This prospectus provides you with a general description of the securities that we may offer. Each time we sell securities under this process, we will provide a prospectus supplement that will contain specific information about the terms of that offering, including a description of any risks relating to the offering if those terms and risks are not described in this prospectus. A prospectus supplement may also add, update, or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you should rely on the information in the prospectus supplement.

Before investing in our securities, please carefully read both this prospectus and any prospectus supplement together with the documents incorporated by reference into this prospectus, as listed under “Documents Incorporated by Reference,” and the additional information described below under “Where You Can Find More Information.”

We may sell securities to or through underwriters or dealers, and we may also sell securities directly to other purchasers or through agents. To the extent not described in this prospectus, the names of any underwriters, dealers, or agents employed by us in the sale of the securities covered by this prospectus, the principal amounts or number of shares or other securities, if any, to be purchased by such underwriters or dealers, and the compensation, if any, of such underwriters, dealers, or agents will be described in a prospectus supplement.

Owning securities may subject you to tax consequences in the United States. This prospectus or any applicable prospectus supplement may not describe these tax consequences fully. You should read the tax discussion in any prospectus supplement with respect to a particular offering and consult your own tax advisor with respect to your own particular circumstances.

You should rely only on the information contained in or incorporated by reference into this prospectus or a prospectus supplement. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. The distribution or possession of this prospectus in or from certain jurisdictions may be restricted by law. This prospectus is not an offer to sell the securities and is not soliciting an offer to buy the securities in any jurisdiction where the offer or sale is not permitted or where the person making the offer or sale is not qualified to do so or to any person to whom it is not permitted to make such offer or sale. You should assume that the information contained in this prospectus and in any applicable prospectus supplement is accurate only as of the date on the front cover of this prospectus or prospectus supplement, as applicable, and the information incorporated by reference into this prospectus or any prospectus supplement is accurate only as of the date of the document incorporated by reference. Our business, financial condition, results of operations and prospects may have changed since that date.

This prospectus and the documents incorporated by reference into this prospectus contain company names, product names, trade names, trademarks and service marks of MTC and other organizations, all of which are the property of their respective owners. We own or have rights to trademarks, service marks or trade names that we use in connection with the operation of our business. Solely for convenience, the trademarks, service marks, tradenames and copyrights referred to in this prospectus are listed without the ©, ® and TM symbols, but we will assert, to the fullest extent under applicable law, our rights or the rights of the applicable licensors to these trademarks, service marks and tradenames.

In this prospectus, unless the context otherwise requires, references to “MTC,” the “company,” “we,” “us” or “our” refer to MMTEC, Inc.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form F-3, of which this prospectus forms a part. This prospectus does not contain all the information set out in the registration statement. For further information about us and the securities, please refer to the registration statement, including the exhibits to the registration statement. The exhibits to the registration statement provide more details of the matters discussed in this prospectus.

We are subject to the informational requirements of the Securities Exchange Act of 1934, or the Exchange Act, and we file reports and other information with the SEC. You may read and copy any of our reports and other information at, and obtain copies upon payment of prescribed fees from, the Public Reference Room maintained by the SEC at 100 F Street, N.E., Washington, DC 20549. In addition, the SEC maintains a web site that contains reports and other information regarding registrants that file electronically with the SEC at www.sec.gov. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.

As a foreign private issuer, we are exempt under the Exchange Act from, among other things, certain rules prescribing the furnishing and content of proxy statements, and our executive officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we are not required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act. We file with the SEC an Annual Report on Form 20-F containing financial statements audited by an independent registered public accounting firm.

We are also subject to the full informational requirements of the securities commissions in all provinces of Canada, and you are also invited to read and copy any reports, statements or other information, other than confidential filings, that we file with the Canadian provincial securities commissions. These filings are also electronically available from the Canadian System for Electronic Document Analysis and Retrieval at www.sedar.com, the Canadian equivalent of the SEC’s electronic document gathering and retrieval system.

DOCUMENTS INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the documents we file with, or furnish to, them, which means that we can disclose important information to you by referring you to these documents. The information that we incorporate by reference into this prospectus forms a part of this prospectus, and information that we file later with the SEC automatically updates and supersedes any information in this prospectus. We incorporate by reference into this prospectus the documents listed below:

●	our Annual Report on Form 20-F for the fiscal year ended December 31, 2019;

●	the description of our shares set forth in our registration statement on Form F-1 (File No. 333-227934) filed with the SEC on October 22, 2018 and declared effective on December 26, 2018, and our Form 8-A filed with the SEC on December 18, 2018, including any amendment or report filed for the purpose of updating that description; and

●	our Report of Foreign Private Issuer on Form 6-K filed with the SEC on January 14, February 18, April 20, June 2 and 19, 2020, respectively.

All documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this prospectus and prior to the termination of the offering of the securities offered by this prospectus are incorporated by reference into this prospectus and form part of this prospectus from the date of filing or furnishing of these documents. Any documents that we furnish to the SEC on Form 6-K subsequent to the date of this prospectus will be incorporated by reference into this prospectus only to the extent specifically set forth in the Form 6-K.

Any statement contained in a document incorporated by reference into this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus, in one of those other documents or in any other later filed document that is also incorporated by reference into this prospectus modifies or supersedes that statement. Any such statement so modified shall not be deemed, except as so modified, to constitute a part of this prospectus. Any such statement so superseded shall be deemed not to constitute a part of this prospectus.

Any person receiving a copy of this prospectus, including any beneficial owner, may obtain without charge, upon written or oral request, a copy of any of the documents incorporated by reference into this prospectus, except for the exhibits to those documents unless the exhibits are specifically incorporated by reference into those documents. Requests should be directed to our principal executive office, AF, 16/F, Block B, Jiacheng Plaza, 18 Xiaguangli, Chaoyang District, Beijing, 100027, People’s Republic of China.

SUMMARY

This summary does not contain all of the information about our company that may be important to you and your investment decision. You should carefully read the entire prospectus and the applicable prospectus supplement, including the section entitled “Risk Factors” as well as the risk factors described in the documents incorporated by reference into this prospectus and the applicable prospectus supplement, before making an investment decision.

Our Company

MMTEC, INC. (“MMTEC”) was founded on January 4, 2018 under the laws of the British Virgin Islands (“BVI”). Our main operations are conducted through and by the People’s Republic of China based operating entity, Gujia (Beijing) Technology Co., Ltd., based in Beijing, China. On April 20, 2018, we incorporated MM Fund Services Limited for the purpose of providing administration services to the private equity funds industry. On May 28, 2018 and August 8, 2018, we incorporated MM Capital Management Limited and MM Fund SPC, respectively, for the purpose of providing assets management and investment services to clients. On March 19, 2018, MMTEC acquired a wholly owned subsidiary, MM Future Technology Limited. MM Future was incorporated in Hong Kong on October 31, 2017 for the purpose of being a holding company for the equity interest in Gujia. In addition, in 2019, we acquired all of the outstanding securities of MMBD Trading Limited 2019. MMBD Trading acquired a wholly owned subsidiary, MM Global Securities, INC. on August 16, 2017. MM Global located in New York, NY. MM Global changed its corporate name from “MM IGlobal, INC” to “MM Global Securities, Inc.” effective as of February 25, 2019. On March 15, 2019, we incorporated MM Global Capital Limited, a new wholly subsidiary of the Company organized under the BVI laws. On July 9, 2019, we acquired 49% of a Newly-Formed Entity called Xchain Fintech PTE.LTD., a Singapore company, for the purpose of providing technical support for the construction and development of a new solutions for the existing problems of the traditional financial industry, the difficulty experienced by investors in investing and allocating investment assets globally, and the protection of funds and investments by using advanced technologies, such as artificial intelligence, big data analysis and blockchain. We have developed and deployed a series of platforms which comprise a business chain that enables PRC-based hedge funds, mutual funds, registered investment advisors, proprietary trading groups, and brokerage firms to engage in securities market transactions and settlements globally. We acquired all outstanding securities of MMBD Investment Advisory Company Limited on March 23, 2020. MMBD Advisory was formed in January 2018 in the U.S. and is registered as an investment advisor firm under the laws of the State of New York on May 7, 2018.

We conduct our business through and based on distinct yet integrated business systems designed to provide support for our (i) Securities Dealers Trading System (securities registration and clearing, account management, risk management, quick trading and execution, and third party access middleware), (ii) Private Fund Investment Management System (multi-account management, fund valuation, risk management, quantitative trading access, liquidation and requisition management) and (iii) Mobile Transaction Individual Client System and PC Client System (Apple IOS, Android, PC, Web). We assist PRC-based financial institutions taking part in the overseas securities trading markets by providing them comprehensive Internet-based securities solutions. These PRC financial institutions, along with Hong Kong broker-dealer customers, may “white label” our trading interface (i.e., put their logos on it, make our trading interface available to their customers without referencing our name, as if it was developed by them in-house), or they can select from among our modular functionalities, such as order routing, trade reporting or clearing on specific products or exchanges where they may not have up-to-date technology to offer their customers a comprehensive range of services and products. We also help PRC-based hedge funds, mutual funds, proprietary trading groups to speed up their integration into the overseas market and offer them additional services, such as fund establishment, issuance, custody, transaction and settlement. We also provide a series of IR solutions service for China Concepts Stock companies, help maintain the relationship between listed companies and the company’s equity, debt investors or potential investors. We provide our clients across all industries, sectors, and regions with strategic actionable intelligence and visibility into the capital markets for the long term.

Corporate Information

Our principal executive office is located at the c/o Gujia (Beijing) Technology Co., Ltd., AF, 16/F, Block B, Jiacheng Plaza, 18 Xiaguangli, Chaoyang District, Beijing, 100027, People’s Republic of China; Tel: +86 10 5617 2312. Our website is http://www.51mm.com. The information on our website is not part of this prospectus.

RISK FACTORS

An investment in our securities involves a high degree of risk and should be considered speculative. An investment in our securities should only be undertaken by those persons who can afford the total loss of their investment. You should carefully consider the risks and uncertainties described under “Item 3D. Risk Factors” in our Annual Report on Form 20-F for the fiscal year ended December 31, 2019 which section is incorporated by reference herein, and the other information contained in this prospectus, as updated by our subsequent filings under the Exchange Act and the risk factors and other information contained in any applicable prospectus supplement, before purchasing any of our securities. Additional risks and uncertainties not presently known to us or that we believe to be immaterial may also adversely affect our business. If any of these risks actually occur, our business, financial condition, prospects, results of operations or cash flow could be materially and adversely affected and you could lose all or a part of the value of your investment.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, including the documents incorporated by reference herein, contains information that may be forward-looking statements within the meaning of applicable securities laws. All statements other than statements of historical fact are “forward-looking statements” including any projections of earnings, revenue or other financial items, any statements of the plans, strategies and objectives of management for future operations, any statements concerning proposed new projects or other developments, any statements regarding future economic conditions or performance, any statements of management’s beliefs, goals, strategies, intentions and objectives, and any statements of assumptions underlying any of the foregoing. Words such as “may”, “will”, “should”, “could”, “would”, “predicts”, “potential”, “continue”, “expects”, “anticipates”, “future”, “intends”, “plans”, “believes”, “estimates” and similar expressions, as well as statements in the future tense, identify forward-looking statements.

These statements are necessarily subjective and involve known and unknown risks, uncertainties and other important factors that could cause our actual results, performance or achievements, or industry results, to differ materially from any future results, performance or achievements described in or implied by such statements. Actual results may differ materially from expected results described in our forward-looking statements, including with respect to correct measurement and identification of factors affecting our business or the extent of their likely impact, the accuracy and completeness of the publicly available information with respect to the factors upon which our business strategy is based on the success of our business.

Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of whether, or the times by which, our performance or results may be achieved. Forward-looking statements are based on information available at the time those statements are made and management’s belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements.

EXCHANGE RATE INFORMATION

Our business is conducted in China, and the financial records of Gujia are maintained in RMB, its functional currency. However, we use the U.S. dollar as our reporting currency; therefore, periodic reports made to shareholders will include current period amounts translated into U.S. dollars using the then-current exchange rates. Our financial statements have been translated into U.S. dollars in accordance with Accounting Standards Codification (“ASC”) 830-10, “Foreign Currency Matters.” We have translated our asset and liability accounts using the exchange rate in effect at the balance sheet date. We translated our statements of operations using the average exchange rate for the period. We reported the resulting translation adjustments under other comprehensive (loss) income. The consolidated balance sheet amounts, with the exception of equity at December 31, 2019, 2018 and 2017 were translated at RMB 6.9762, RMB 6.8632 and RMB 6.5342 to $1.00, respectively. The equity accounts were stated at their historical rate. The average translation rates applied to consolidated statements of operations and cash flows for the years ended December 31, 2019, 2018 and 2017 were RMB 6.8985, RMB 6.6174 and RMB 6.7518 to $1.00, respectively.

We make no representation that any RMB or U.S. dollar amounts could have been, or could be, converted into U.S. dollars or RMB, as the case may be, at any particular rate, or at all. The Chinese government imposes control over its foreign currency reserves in part through direct regulation of the conversion of RMB into foreign exchange and through restrictions on foreign trade.

The following table sets forth information concerning exchange rates between the RMB and the U.S. dollar for the periods indicated.

	Spot Exchange Rate
	Period Ended	Average (1)	Low	High
Period	(RMB per US$1.00)
2016	6.9370	6.6423	6.4565	6.9508
2017	6.5342	6.7518	6.4997	6.9526
2018	6.8632	6.6174	6.2764	6.9431
2019	6.9762	6.8985	6.6850	7.0884
January	6.8876	6.9172	6.8606	6.9718
February	7.0066	6.9923	6.9249	7.0246
March	7.0851	7.0119	6.9260	7.0999
April	7.0571	7.0686	7.0300	7.1104
May	7.1316	7.0986	7.0690	7.1316
June	7.0795	7.0867	7.0555	7.1315

(1)	Annual and monthly (where applicable) averages were calculated by using the average of the midpoint exchange rate of each day during the relevant period.

Source: http://www.safe.gov.cn/safe/rmbhlzjj/index.html.

USE OF PROCEEDS

Unless otherwise indicated in a prospectus supplement, the net proceeds that we receive from the sale of the securities offered by this prospectus will be used by us for working capital and general corporate purposes. We have not allocated any portion of the net proceeds for any particular use as of the date of this prospectus. The net proceeds may be invested temporarily until they are used for their stated purpose. Specific information concerning the use of proceeds from the sale of any securities will be included in the prospectus supplement relating to such securities.

PRICE RANGE OF COMMON SHARES AND TRADING MARKETS

The following table sets forth, for the months indicated and through June 29, 2020, the monthly high and low sale prices for our shares, as reported on NASDAQ Stock Market. The closing price for the Company’s securities on June 29, 2020 was $1.4 per share.

	Price Per Share of Common Shares:
Monthly highs and lows	High	Low

January 2020	$2.95	$1.86
February 2020	$2.08	$1.34
March 2020	$1.60	$0.64
April 2020	$1.48	$0.82
May 2020	$2.37	$0.92
June 2020 (through June 29, 2020)	$7.70	$1.21

DESCRIPTION OF COMMON SHARES

Overview

We were incorporated as a BVI business company under the BVI Business Companies Act, 2004 as amended, in the BVI on January 4, 2018 under the name “MMTEC, INC.” We are authorized to issue a maximum of 500,000,000 common shares, of US$0.001 par value each.

General

All of our issued common shares are fully paid and non-assessable. Certificates evidencing the common shares are issued in registered form. Our shareholders who are non-residents of the BVI may freely hold and vote their common shares.

As of the date hereof, there are 56,070,000 shares of common stock issued and 20,070,000 shares of common stock outstanding.

The holders of our common shares are entitled to such dividends as may be declared by our Board of Directors subject to the BVI Act.

Any action required or permitted to be taken by the shareholders must be effected at a duly called meeting of the shareholders entitled to vote on such action or may be effected by a resolution in writing. At each meeting of shareholders, each shareholder who is present in person or by proxy (or, in the case of a shareholder being a corporation, by its duly authorized representative) will have one vote for each common share that such shareholder holds.

There are no pre-emptive rights applicable to the issue by us of new common shares under either BVI law or our Memorandum and Articles of Association.

Subject to the restrictions in our Memorandum and Articles of Association, the lock-up agreements with our underwriters described in “Common Shares Eligible for Future Sale—Lock-Up Agreements” and applicable securities laws, any of our shareholders may transfer all or any of his or her common shares by written instrument of transfer signed by the transferor and containing the name and address of the transferee. Our Board of Directors may resolve by resolution to refuse or delay the registration of the transfer of any common share. If our Board of Directors resolves to refuse or delay any transfer, it shall specify the reasons for such refusal in the resolution. Our directors may not resolve or refuse or delay the transfer of a common share unless: (a) the person transferring the common shares has failed to pay any amount due in respect of any of those common shares; or (b) such refusal or delay is deemed necessary or advisable in our view or that of our legal counsel in order to avoid violation of, or in order to ensure compliance with, any applicable, corporate, securities and other laws and regulations.

As permitted by BVI law and our Memorandum and Articles of Association, the company may be voluntarily liquidated by a resolution of members or, if permitted under section 199(2) of the BVI Act, by a resolution of directors if we have no liabilities or we are able to pay our debts as they fall due and the value of our assets equals or exceeds our liabilities by resolution of directors and resolution of shareholders.

Our Board of Directors may, on the terms established at the time of the issuance of such common shares or as otherwise agreed, make calls upon shareholders for any amounts unpaid on their common shares in a notice served to such shareholders at least 14 days prior to the specified time of payment. The common shares that have been called upon and remain unpaid are subject to forfeiture. For the avoidance of doubt, if the issued common shares have been fully paid in accordance with the terms of its issuance and subscription, the Board of Directors shall not have the right to make calls on such fully paid common shares and such fully paid common shares shall not be subject to forfeiture.

Subject to the provisions of the BVI Act, we may issue common shares on terms that are subject to redemption, at our option or at the option of the holders, on such terms and in such manner as may be determined by our Memorandum and Articles of Association and subject to any applicable requirements imposed from time to time by, the BVI Act, the SEC, the NASDAQ Capital Market, or by any recognized stock exchange on which our securities are listed.

We may from time to time by a resolution of shareholders or resolution of our Board of Directors:

•	amend our Memorandum of Association to increase or decrease the maximum number of common shares we are authorized to issue,

•	subject to our Memorandum of Association, subdivide our authorized and issued common shares into a larger number of common shares then our existing number of common shares, and

•	subject to our Memorandum of Association, consolidate our authorized and issued shares into a smaller number of common shares.

Our Memorandum and Articles of Association authorizes our Board of Directors to issue additional common shares from authorized but unissued common shares, to the extent available, from time to time as our Board of Directors shall determine.

Indemnification of directors and executive officers and limitation of liability

BVI law does not limit the extent to which a company’s articles of association may provide for indemnification of officers and directors, except to the extent any provision providing indemnification may be held by the BVI courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Under our Memorandum and Articles of Association, we indemnify against all expenses, including legal fees, and against all judgments, fines and amounts paid in settlement and reasonably incurred in connection with legal, administrative or investigative proceedings for any person who:

•	is or was a party or is threatened to be made a party to any threatened, pending or completed proceedings, whether civil, criminal, administrative or investigative, by reason of the fact that the person is or was our director; or

•	was, at our request, serving as a director or officer of, or in any other capacity is or was acting for, another body corporate or a partnership, joint venture, trust or other enterprise.

These indemnities only apply if the person acted honestly and in good faith with a view to our best interests and, in the case of criminal proceedings, the person had no reasonable cause to believe that his conduct was unlawful.

This standard of conduct is generally the same as permitted under the Delaware General Corporation Law for a Delaware corporation. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable

Some provisions of our Memorandum and Articles of Association may discourage, delay or prevent a change in control of our company or management that shareholders may consider favorable. However, under BVI law, our directors may only exercise the rights and powers granted to them under our Memorandum and Articles of Association, as amended and restated from time to time, as they believe in good faith to be in the best interests of our company.

Vstock Transfer is our company’s stock transfer agent. Vstock’s contact information is Vstock Transfer, LLC, 18 Lafayette Place, Woodmere, NY 11598, tel. (212) 828-8436.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of common shares. Warrants may be offered separately or together with other securities offered by this prospectus, as the case may be. Unless the applicable prospectus supplement otherwise indicates, each series of warrants will be issued under a separate warrant agreement to be entered into between us and one or more banks or trust companies acting as warrant agent. The applicable prospectus supplement will include details of the warrant agreements covering the warrants being offered. The warrant agent will act solely as our agent and will not assume a relationship of agency with any holders of warrant certificates or beneficial owners of warrants.

The following sets forth certain general terms and provisions of the warrants offered under this prospectus. The specific terms of the warrants, and the extent to which the general terms described in this section apply to those warrants, will be set forth in the applicable prospectus supplement. The terms of any warrants offered under a prospectus supplement may differ from the terms described below.

The particular terms of each issue of warrants will be described in the related prospectus supplement. This description will include some or all of the following:

●	the designation and aggregate number of warrants;

●	the price at which the warrants will be offered;

●	the currency or currencies in which the warrants will be offered;

●	the designation and terms of our common shares purchasable upon exercise of the warrants;

●	the date on which the right to exercise the warrants will commence and the date on which the right will expire;

●	the number of common shares that may be purchased upon exercise of each warrant and the price at which and currency or currencies in which our common shares may be purchased upon exercise of each warrant;

●	the designation and terms of any securities with which the warrants will be offered, if any, and the number of the warrants that will be offered with each security;

●	the date or dates, if any, on or after which the warrants and the related securities will be transferable separately;

●	if applicable, whether the warrants will be subject to redemption or call and, if so, the terms of such redemption or call provisions;

●	material United States and Canadian tax consequences of owning the warrants; and

●	any other material terms or conditions of the warrants.

Each warrant will entitle the holder to purchase common shares, as specified in the applicable prospectus supplement at the exercise price that we describe therein. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

DESCRIPTION OF DEBT SECURITIES

This description is a summary of the material provisions of the debt securities and the related indenture. We urge you to read the form of indenture filed as an exhibit to the registration statement of which this prospectus is a part because the indenture, and not this description, governs your rights as a holder of debt securities. References in this prospectus to an “indenture” refer to the particular indenture under which we may issue a series of debt securities.

General

The terms of each series of debt securities will be established by or pursuant to a resolution of our board of directors and set forth or determined in the manner provided in an officers’ certificate or by a supplemental indenture. Debt securities may be issued in separate series without limitation as to aggregate principal amount. We may specify a maximum aggregate principal amount for the debt securities of any series. The particular terms of each series of debt securities will be described in a prospectus supplement relating to such series, including any pricing supplement. The prospectus supplement will set forth specific terms relating to some or all of the following:

●	the offering price;

●	the title;

●	any limit on the aggregate principal amount;

●	the person who shall be entitled to receive interest, if other than the record holder on the record date;

●	the date the principal will be payable;

●	the interest rate, if any, the date interest will accrue, the interest payment dates and the regular record dates;

●	the place where payments may be made;

●	any mandatory or optional redemption provisions;

●	if applicable, the method for determining how the principal, premium, if any, or interest will be calculated by reference to an index or formula;

●	if other than U.S. currency, the currency or currency units in which principal, premium, if any, or interest will be payable and whether we or the holder may elect payment to be made in a different currency;

●	the portion of the principal amount that will be payable upon acceleration of stated maturity, if other than the entire principal amount;

●	any defeasance provisions if different from those described below under “Satisfaction and Discharge; Defeasance”;

●	any conversion or exchange provisions;

●	any obligation to redeem or purchase the debt securities pursuant to a sinking fund;

●	whether the debt securities will be issuable in the form of a global security;

●	any subordination provisions, if different from those described below under “Subordination”;

●	any deletions of, or changes or additions to, the events of default or covenants; and

●	any other specific terms of such debt securities.

Unless otherwise specified in the prospectus supplement, the debt securities will be registered debt securities. Debt securities may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates.

Exchange and Transfer

Debt securities may be transferred or exchanged at the office of the security registrar or at the office of any transfer agent designated by us.

We will not impose a service charge for any transfer or exchange, but we may require holders to pay any tax or other governmental charges associated with any transfer or exchange.

In the event of any potential redemption of debt securities of any series, we will not be required to:

●	issue, register the transfer of, or exchange, any debt security of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption and ending at the close of business on the day of the mailing; or

●	register the transfer of or exchange any debt security of that series selected for redemption, in whole or in part, except the unredeemed portion being redeemed in part.

We may initially appoint the trustee as the security registrar. Any transfer agent, in addition to the security registrar, initially designated by us will be named in the prospectus supplement. We may designate additional transfer agents or change transfer agents or change the office of the transfer agent. However, we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

Global Securities

The debt securities of any series may be represented, in whole or in part, by one or more global securities. Each global security will:

●	be registered in the name of a depositary that we will identify in a prospectus supplement;

●	be deposited with the depositary or nominee or custodian; and

●	bear any required legends.

No global security may be exchanged in whole or in part for debt securities registered in the name of any person other than the depositary or any nominee unless:

●	the depositary has notified us that it is unwilling or unable to continue as depositary or has ceased to be qualified to act as depositary;

●	an event of default is continuing; or

●	the Company executes and delivers to the trustee an officers’ certificate stating that the global security is exchangeable.

As long as the depositary, or its nominee, is the registered owner of a global security, the depositary or nominee will be considered the sole owner and holder of the debt securities represented by the global security for all purposes under the indenture. Except in the above limited circumstances, owners of beneficial interests in a global security:

●	will not be entitled to have the debt securities registered in their names;

●	will not be entitled to physical delivery of certificated debt securities; and

●	will not be considered to be holders of those debt securities under the indentures.

Payments on a global security will be made to the depositary or its nominee as the holder of the global security. Some jurisdictions have laws that require that certain purchasers of securities take physical delivery of such securities in definitive form. These laws may impair the ability to transfer beneficial interests in a global security.

Institutions that have accounts with the depositary or its nominee are referred to as “participants.” Ownership of beneficial interests in a global security will be limited to participants and to persons that may hold beneficial interests through participants. The depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of debt securities represented by the global security to the accounts of its participants.

Ownership of beneficial interests in a global security will be shown on and effected through records maintained by the depositary, with respect to participants’ interests, or any participant, with respect to interests of persons held by participants on their behalf.

Payments, transfers and exchanges relating to beneficial interests in a global security will be subject to policies and procedures of the depositary.

The depositary policies and procedures may change from time to time. Neither we nor the trustee will have any responsibility or liability for the depositary’s or any participant’s records with respect to beneficial interests in a global security.

Payment and Paying Agent

The provisions of this paragraph will apply to the debt securities unless otherwise indicated in the prospectus supplement. Payment of interest on a debt security on any interest payment date will be made to the person in whose name the debt security is registered at the close of business on the regular record date. Payment on debt securities of a particular series will be payable at the office of a paying agent or paying agents designated by us. However, at our option, we may pay interest by mailing a check to the record holder. The corporate trust office will be designated as our sole paying agent.

We may also name any other paying agents in the prospectus supplement. We may designate additional paying agents, change paying agents or change the office of any paying agent. However, we will be required to maintain a paying agent in each place of payment for the debt securities of a particular series.

All moneys paid by us to a paying agent for payment on any debt security which remain unclaimed at the end of two years after such payment was due will be repaid to us. Thereafter, the holder may look only to us for such payment.

Consolidation, Merger and Sale of Assets

Except as otherwise set forth in the prospectus supplement, we may not consolidate with or merge into any other person, in a transaction in which we are not the surviving corporation, or convey, transfer or lease our properties and assets substantially as an entirety to, any person, unless:

●	the successor, if any, is a U.S. corporation, limited liability company, partnership, trust or other entity;

●	the successor assumes our obligations on the debt securities and under the indenture;

●	immediately after giving effect to the transaction, no default or event of default shall have occurred and be continuing; and

●	certain other conditions are met.

Events of Default

Unless we inform you otherwise in the prospectus supplement, the indenture will define an event of default with respect to any series of debt securities as one or more of the following events:

(1)	failure to pay principal of or any premium on any debt security of that series when due;

(2)	failure to pay any interest on any debt security of that series for 30 days when due;

(3)	failure to deposit any sinking fund payment when due;

(4)	failure to perform any other covenant in the indenture continued for 90 days after being given the notice required in the indenture;

(5)	our bankruptcy, insolvency or reorganization; and

(6)	any other event of default specified in the prospectus supplement.

An event of default of one series of debt securities is not necessarily an event of default for any other series of debt securities.

If an event of default, other than an event of default described in clause (5) above, shall occur and be continuing, either the trustee or the holders of at least 25% in aggregate principal amount of the outstanding securities of that series may declare the principal amount of the debt securities of that series to be due and payable immediately.

If an event of default described in clause (5) above shall occur, the principal amount of all the debt securities of that series will automatically become immediately due and payable. Any payment by us on subordinated debt securities following any such acceleration will be subject to the subordination provisions described below under “Subordinated Debt Securities.”

After acceleration the holders of a majority in aggregate principal amount of the outstanding securities of that series may, under certain circumstances, rescind and annul such acceleration if all events of default, other than the non-payment of accelerated principal, or other specified amount, have been cured or waived.

Other than the duty to act with the required care during an event of default, the trustee will not be obligated to exercise any of its rights or powers at the request of the holders unless the holders shall have offered to the trustee reasonable indemnity. Generally, the holders of a majority in aggregate principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee.

A holder will not have any right to institute any proceeding under the indentures, or for the appointment of a receiver or a trustee, or for any other remedy under the indentures, unless:

(1)	the holder has previously given to the trustee written notice of a continuing event of default with respect to the debt securities of that series;

(2)	the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made a written request and have offered reasonable indemnity to the trustee to institute the proceeding; and

(3)	the trustee has failed to institute the proceeding and has not received direction inconsistent with the original request from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series within 90 days after the original request.

Holders may, however, sue to enforce the payment of principal or interest on any debt security on or after the due date without following the procedures listed in (1) through (3) above.

Modification and Waiver

Except as provided in the next two succeeding paragraphs, the applicable trustee and we may make modifications and amendments to the indentures (including, without limitation, through consents obtained in connection with a tender offer or exchange offer for, outstanding securities) and may waive any existing default or event of default (including, without limitation, through consents obtained in connection with a tender offer or exchange offer for, outstanding securities) with the consent of the holders of a majority in aggregate principal amount of the outstanding securities of each series affected by the modification or amendment.

However, neither we nor the trustee may make any amendment or waiver without the consent of the holder of each outstanding security of that series affected by the amendment or waiver if such amendment or waiver would, among other things:

●	change the amount of securities whose holders must consent to an amendment, supplement or waiver;

●	change the stated maturity of any debt security;

●	reduce the principal on any debt security or reduce the amount of, or postpone the date fixed for, the payment of any sinking fund;

●	reduce the principal of an original issue discount security on acceleration of maturity;

●	reduce the rate of interest or extend the time for payment of interest on any debt security;

●	make a principal or interest payment on any debt security in any currency other than that stated in the debt security;

●	impair the right to enforce any payment after the stated maturity or redemption date;

●	waive any default or event of default in payment of the principal of, premium or interest on any debt security (except certain rescissions of acceleration); or

●	waive a redemption payment or modify any of the redemption provisions of any debt security;

Notwithstanding the preceding, without the consent of any holder of outstanding securities, we and the trustee may amend or supplement the indentures:

●	to provide for the issuance of and establish the form and terms and conditions of debt securities of any series as permitted by the indenture;

●	to provide for uncertificated securities in addition to or in place of certificated securities;

●	to provide for the assumption of our obligations to holders of any debt security in the case of a merger, consolidation, transfer or sale of all or substantially all of our assets;

●	to make any change that does not adversely affect the legal rights under the indenture of any such holder;

●	to comply with requirements of the Commission in order to effect or maintain the qualification of an indenture under the Trust Indenture Act; or

●	to evidence and provide for the acceptance of appointment by a successor trustee with respect to the debt securities of one or more series and to add to or change any of the provisions of the indenture as shall be necessary to provide for or facilitate the administration of the trusts by more than one Trustee.

The consent of holders is not necessary under the indentures to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment.

Satisfaction and Discharge; Defeasance

We may be discharged from our obligations on the debt securities of any series that have matured or will mature or be redeemed within one year if we deposit with the trustee enough cash to pay all the principal, interest and any premium due to the stated maturity date or redemption date of the debt securities.

Each indenture contains a provision that permits us to elect:

●	to be discharged from all of our obligations, subject to limited exceptions, with respect to any series of debt securities then outstanding; and/or

●	to be released from our obligations under the following covenants and from the consequences of an event of default resulting from a breach of certain covenants, including covenants as to payment of taxes and maintenance of corporate existence.

To make either of the above elections, we must deposit in trust with the trustee enough money to pay in full the principal and interest on the debt securities. This amount may be made in cash and/or U.S. government obligations. As a condition to either of the above elections, we must deliver to the trustee an opinion of counsel that the holders of the debt securities will not recognize income, gain or loss for federal income tax purposes as a result of the action.

If any of the above events occurs, the holders of the debt securities of the series will not be entitled to the benefits of the indenture, except for the rights of holders to receive payments on debt securities or the registration of transfer and exchange of debt securities and replacement of lost, stolen or mutilated debt securities.

Notices

Notices to holders will be given by mail to the addresses of the holders in the security register.

Governing Law

The indentures and the debt securities will be governed by, and construed under, the law of the State of New York.

Regarding the Trustee

The indenture limits the right of the trustee, should it become a creditor of us, to obtain payment of claims or secure its claims.

The trustee is permitted to engage in certain other transactions. However, if the trustee acquires any conflicting interest, and there is a default under the debt securities of any series for which they are trustee, the trustee must eliminate the conflict or resign.

Subordination

Payment on subordinated debt securities will, to the extent provided in the indenture, be subordinated in right of payment to the prior payment in full of all of our senior indebtedness (except that holders of the notes may receive and retain (i) permitted junior securities and (ii) payments made from the trust described under “Satisfaction and Discharge; Defeasance”). Any subordinated debt securities also are effectively subordinated to all debt and other liabilities, including lease obligations, if any.

Upon any distribution of our assets upon any dissolution, winding up, liquidation or reorganization, the payment of the principal of and interest on subordinated debt securities will be subordinated in right of payment to the prior payment in full in cash or other payment satisfactory to the holders of senior indebtedness. In the event of any acceleration of subordinated debt securities because of an event of default, the holders of any senior indebtedness would be entitled to payment in full in cash or other payment satisfactory to such holders of all senior indebtedness obligations before the holders of subordinated debt securities are entitled to receive any payment or distribution, except for certain payments made by the trust described under “Satisfaction and Discharge; Defeasance.” The indenture requires us or the trustee to promptly notify holders of designated senior indebtedness if payment of subordinated debt securities is accelerated because of an event of default.

We may not make any payment on subordinated debt securities, including upon redemption at the option of the holder of any subordinated debt securities or at our option, if:

●	a default in the payment of the principal, premium, if any, interest, rent or other obligations in respect of designated senior indebtedness occurs and is continuing beyond any applicable period of grace (called a “payment default”); or

●	a default other than a payment default on any designated senior indebtedness occurs and is continuing that permits holders of designated senior indebtedness to accelerate its maturity, and the trustee receives notice of such default (called a “payment blockage notice) from us or any other person permitted to give such notice under the indenture (called a “non-payment default”).

If the trustee or any holder of the notes receives any payment or distribution of our assets in contravention of the subordination provisions on subordinated debt securities before all senior indebtedness is paid in full in cash, property or securities, including by way of set-off, or other payment satisfactory to holders of senior indebtedness, then such payment or distribution will be held in trust for the benefit of holders of senior indebtedness or their representatives to the extent necessary to make payment in full in cash or payment satisfactory to the holders of senior indebtedness of all unpaid senior indebtedness.

In the event of our bankruptcy, dissolution or reorganization, holders of senior indebtedness may receive more, ratably, and holders of subordinated debt securities may receive less, ratably, than our other creditors (including our trade creditors). This subordination will not prevent the occurrence of any event of default under the indenture.

We are not prohibited from incurring debt, including senior indebtedness, under the indenture. We may from time to time incur additional debt, including senior indebtedness.

We are obligated to pay reasonable compensation to the trustee and to indemnify the trustee against certain losses, liabilities or expenses incurred by the trustee in connection with its duties under the indenture. The trustee’s claims for these payments will generally be senior to those of noteholders in respect of all funds collected or held by the trustee.

Certain Definitions

“indebtedness” means:

(1) all indebtedness, obligations and other liabilities for borrowed money, including overdrafts, foreign exchange contracts, currency exchange agreements, interest rate protection agreements, and any loans or advances from banks, or evidenced by bonds, debentures, notes or similar instruments, other than any account payable or other accrued current liability or obligation incurred in the ordinary course of business in connection with the obtaining of materials or services;

(2) all reimbursement obligations and other liabilities with respect to letters of credit, bank guarantees or bankers’ acceptances;

(3) all obligations and liabilities in respect of leases required in conformity with generally accepted accounting principles to be accounted for as capitalized lease obligations on our balance sheet;

(4) all obligations and other liabilities under any lease or related document in connection with the lease of real property which provides that we are contractually obligated to purchase or cause a third party to purchase the leased property and thereby guarantee a minimum residual value of the leased property to the lessor and our obligations under the lease or related document to purchase or to cause a third party to purchase the leased property;

(5) all obligations with respect to an interest rate or other swap, cap or collar agreement or other similar instrument or agreement or foreign currency hedge, exchange, purchase or other similar instrument or agreement;

(6) all direct or indirect guaranties or similar agreements in respect of, and our obligations or liabilities to purchase, acquire or otherwise assure a creditor against loss in respect of, indebtedness, obligations or liabilities of others of the type described in (1) through (5) above;

(7) any indebtedness or other obligations described in (1) through (6) above secured by any mortgage, pledge, lien or other encumbrance existing on property which is owned or held by us; and

(8) any and all refinancings, replacements, deferrals, renewals, extensions and refundings of, or amendments, modifications or supplements to, any indebtedness, obligation or liability of the kind described in clauses (1) through (7) above.

“permitted junior securities” means (i) equity interests in the Company; or (ii) debt securities of the Company that are subordinated to all senior indebtedness and any debt securities issued in exchange for senior indebtedness to substantially the same extent as, or to a greater extent than the notes are subordinated to senior indebtedness under the indenture.

“senior indebtedness” means the principal, premium, if any, interest, including any interest accruing after bankruptcy, and rent or termination payment on or other amounts due on our current or future indebtedness, whether created, incurred, assumed, guaranteed or in effect guaranteed by us, including any deferrals, renewals, extensions, refundings, amendments, modifications or supplements to the above. However, senior indebtedness does not include:

●	indebtedness that expressly provides that it shall not be senior in right of payment to subordinated debt securities or expressly provides that it is on the same basis or junior to subordinated debt securities;

●	our indebtedness to any of our majority-owned subsidiaries; and

●	subordinated debt securities.

DESCRIPTION OF UNITS

We may issue units comprised of one or more of the other securities that may be offered under this prospectus, in any combination. The following information, together with the additional information we may include in any applicable prospectus supplements, summarizes the material terms and provisions of any such the units that we may offer under this prospectus. While the information below will apply generally to any units that we may offer under this prospectus, we will describe the particular terms of any series of units in detail in the applicable prospectus supplement. The terms of any units offered under a prospectus supplement may differ from the general terms described below.

We will file the form of unit agreement, if any, between us and a unit agent that describes the terms and conditions of the series of units we are offering, and any supplemental agreements, concurrently with the filing of the applicable prospectus supplement under which such series of units are offered. This summary is subject to, and qualified in their entirety by reference to, all the provisions of the unit agreement, if any, and any supplemental agreements applicable to a particular series of units. We urge you to read the applicable prospectus supplements related to the particular series of units that we sell under this prospectus, as well as the complete unit agreement, if any, and any supplemental agreements that contain the terms of the units.

We may issue units comprising one or more of shares and warrants in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement, under which a unit may be issued, if any, may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date. We will describe in the applicable prospectus supplement the terms of the series of units.

The provisions described in this section, as well as those described under “Description of Share Capital” and “Description of Warrants” will apply to each unit and to any share or warrant included in each unit, respectively. We may issue units in such amounts and in numerous distinct series as we determine.

PLAN OF DISTRIBUTION

We may sell the securities offered by this prospectus to or through underwriters or dealers, and also may sell those securities to one or more other purchasers directly or through agents, including sales pursuant to ordinary brokerage transactions and transactions in which a broker-dealer solicits purchasers, or if indicated in a prospectus supplement, pursuant to delayed delivery contracts, by remarketing firms or by other means. Underwriters may sell securities to or through dealers. Each prospectus supplement will set forth the terms of the offering, including the name or names of any underwriters, dealers or agents and any fees or compensation payable to them in connection with the offering and sale of a particular series or issue of securities, the public offering price or prices of the securities and the proceeds from the sale of the securities.

The securities may be sold, from time to time in one or more transactions at a fixed price or prices which may be changed or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices, including sales made directly on the NASDAQ or other existing trading markets for the securities. The prices at which the securities may be offered may vary as between purchasers and during the period of distribution. If, in connection with the offering of securities at a fixed price or prices, the underwriters have made a bona fide effort to sell all of the securities at the initial offering price fixed in the applicable prospectus supplement, the public offering price may be decreased and thereafter further changed, from time to time, to an amount not greater than the initial public offering price fixed in such prospectus supplement, in which case the compensation realized by the underwriters will be decreased by the amount that the aggregate price paid by purchasers for the securities is less than the gross proceeds paid by the underwriters to us.

Underwriters, dealers and agents who participate in the distribution of the securities may be entitled under agreements to be entered into with us to indemnification by us against certain liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which such underwriters, dealers or agents may be required to make in respect thereof. Such underwriters, dealers and agents may be customers of, engage in transactions with, or perform services for us in the ordinary course of business.

In connection with any offering of securities, the underwriters may over-allot or effect transactions which stabilize or maintain the market price of the securities offered at a level above that which might otherwise prevail in the open market. Such transactions, if commenced, may be discontinued at any time. Any underwriters, dealers or agents to or through which securities other than our common shares are sold by us for public offering and sale may make a market in such securities, but such underwriters, dealers or agents will not be obligated to do so and may discontinue any such market making at any time and without notice. No assurance can be given that a market for trading in securities of any series or issue will develop or as to the liquidity of any such market, whether or not such securities are listed on a securities exchange.

The place, time of delivery, and other terms of the offered securities will be described in the applicable prospectus supplement.

CERTAIN INCOME TAX CONSIDERATIONS

Information regarding taxation is set forth under the heading “Item 10.E. Taxation” in our Annual Report on Form 20-F for the year ended December 31, 2019, which is incorporated in this prospectus by reference.

ENFORCEMENT OF CIVIL LIABILITIES

We are incorporated under the laws of the BVI with limited liability. We are incorporated in the BVI because of certain benefits associated with being a BVI company, such as political and economic stability, an effective judicial system, a favorable tax system, the absence of exchange control or currency restrictions and the availability of professional and support services. However, the BVI has a less developed body of securities laws as compared to the United States and provides protections for investors to a significantly lesser extent. In addition, BVI companies may not have standing to sue before the federal courts of the United States.

Substantially all of our assets are located outside the United States. In addition, a majority of our directors and officers are nationals and/or residents of countries other than the United States, and all or a substantial portion of such persons’ assets are located outside the United States. As a result, it may be difficult for investors to effect service of process within the United States upon us or such persons or to enforce against them or against us, judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state thereof.

We have appointed Vcorp. Services as our agent to receive service of process with respect to any action brought against us in the United States District Court for the Southern District of New York under the federal securities laws of the United States or of any State of the United States or any action brought against us in the Supreme Court of the State of New York in the County of New York under the securities laws of the State of New York.

We have been advised by Ogier, our counsel as to BVI law, that the United States and the BVI do not have a treaty providing for reciprocal recognition and enforcement of judgments of courts of the United States in civil and commercial matters and that a final judgment for the payment of money rendered by any general or state court in the United States based on civil liability, whether or not predicated solely upon the U.S. federal securities laws, would not be automatically be enforceable in the BVI.

EXPERTS

The consolidated financial statements as of December 31, 2019 and 2018, respectively, and for the years then ended which are incorporated by reference in this prospectus have been so incorporated by reference in reliance upon the report of MaloneBailey, LLP, an independent registered public accounting firm, upon the authority of that firm as experts in accounting and auditing.

LEGAL MATTERS

Certain matters as to U.S. federal law in connection with this offering will be passed upon for us by Schiff Hardin LLP. The validity of the shares and certain legal matters relating to the offering as to the BVI law will be passed upon for us by Ogier. In addition, certain legal matters in connection with any offering of securities under this prospectus will be passed upon for any underwriters, dealers or agents by counsel to be designated at the time of the offering by such underwriters, dealers or agents with respect to matters of applicable law.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 8.	Indemnification of Directors and Officers

BVI law does not limit the extent to which a company’s articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the BVI courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Under our Memorandum and Articles of Association, we may indemnify its directors, officers and liquidators against all expenses, including legal fees, and against all judgments, fines and amounts paid in settlement and reasonably incurred in connection with civil, criminal, administrative or investigative proceedings to which they are party or are threatened to be made a party by reason of their acting as our director, officer or liquidator. To be entitled to indemnification, these persons must have acted honestly and in good faith with a view to the best interest of the registrant and, in the case of criminal proceedings, they must have had no reasonable cause to believe their conduct was unlawful.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 9.	Exhibits

Exhibit	Description

1.1*	Form of Underwriting Agreement
4.1	Specimen Certificate for Common Shares (incorporated by reference to Exhibit 4.1 from Registration Statement on F-1 (File No. 333-227934) filed with the SEC on October 22, 2018)
4.2*	Form of Warrant
4.3	Form of Indenture – Senior Debt Securities
4.4	Form of Indenture – Subordinated Debt Securities
4.5*	Form of Warrant Agreement
4.6*	Form of Debt Security
4.7*	Form of Unit Agreement
5.1	Opinion of Ogier
23.1	Consent of MaloneBailey LLP
23.2	Consent of Ogier (included in Exhibit 5.1)
24.1	Powers of Attorney (included on the signature pages to this registration statement)
25.1**	Statement of Eligibility on Form T-1

*	To be filed as an exhibit to a post-effective amendment to this registration statement or as an exhibit to a report filed on Form 6-K under the Exchange Act and incorporated herein by reference.
**	To be filed as a 305B2 filing in connection with an offering of debt securities.

Item 10.	Undertakings.

The undersigned registrant hereby undertakes:

(a) (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that the undertakings set forth in paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, or the Exchange Act, that are incorporated by reference into the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Ac need not be furnished, provided that the registrant includes in the prospectus, by means of post-effective amendment, financial statements required pursuant to this paragraph (4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act or Rule 3-19 of Regulation S-K if such financial statements and information are contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference into the registration statement.

(5) That, for the purpose of determining liability under the Securities Act to any purchaser:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and (B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(6) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) For purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the People’s Republic of China, on July 7, 2020.

MMTEC, Inc.

By:	/s/ Xiangdong Wen
Name:	Xiangdong Wen
Title:	Chief Executive Officer (Principal Executive Officer)

KNOW ALL MEN AND WOMEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Xiangdong Wen, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and any subsequent registration statements pursuant to Rule 462 of the Securities Act of 1933 and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each of said attorney-in-fact or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Xiangdong Wen	Chairman of the Board, Chief Executive Officer	July 7, 2020
(Principal Executive Officer)

/s/ Min Kong	Chief Financial Officer	July 7, 2020
(Principal Accounting and Financial Officer)

/s/ Qingshun Meng	Independent Director	July 7, 2020

/s/ Yong Ma	Independent Director	July 7, 2020

/s/ Shufang Lai	Independent Director	July 7, 2020

/s/ Dongqiang Wang	Independent Director	July 7, 2020

/s/ Hinman Au	Director	July 7, 2020

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